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                                                                  Exhibit (23)o.
                                                                  (Item 601(23))



                          CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of Hach Company on Form S-8 (File No. 333-39019), Form S-8 (File No. 33-90584), and Form S-8 (File No. 33-64793) of our reports dated June 7, 1996, on our audits of the consolidated financial statements of Hach Company as of April 30, 1996 and 1995, and for each of the three years in the period ended
April 30, 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.


Denver, Colorado
July 25, 1996